Exhibit 31.3

Certification of Chief Executive Officer

Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)

I, Ann Fox, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2025 of Nine Energy Service, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2026	By:	/s/ Ann G. Fox
President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)